UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2008

TULLY’S COFFEE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33646	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 15, 2008, Tully’s Coffee Corporation (“Tully’s”) announced that Tully’s President and Chief Executive Officer, Mr. John Buller, and its Executive Vice President and Chief Financial Officer, Mr. Kristopher Galvin, notified the company on January 11, 2008 of their resignation from such positions, effective as of February 8, 2008 and January 25, 2008, respectively. Mr. Buller also resigned from his position as a board member of Tully’s. Mr. Buller will remain on the company payroll until February 8, 2008 but has vacated his positions as of January 15, 2008. Mr. Galvin will vacate his positions on January 25, 2008.

Tully’s also announced that Mr. Carl Pennington, Sr. has been appointed as a board member, effective as of January 15, 2008 and as Tully’s President, effective as of January 15, 2008, and Andy Wynne has been appointed as the Vice President and Chief Financial Officer of Tully’s, effective as of January 28, 2008.

Before joining Tully’s, Mr. Pennington founded Pinnacle Management, a management company, and PinnPointe Consulting Group, a consulting company advising retail and wholesale companies. Mr. Pennington brings extensive retail and wholesale expertise to Tully’s having previously served as Executive Vice President of Sales, Marketing and Merchandising at Albertson’s, the nation’s second largest retail food chain, from 1995 to 2001. He directed and had responsibility for leading the operations, sales, marketing, and merchandising functions of the company. Mr. Pennington also held various other positions including division vice president and district manager with Albertson’s from 1967 to 1995. Mr. Pennington graduated from Fullerton State College and the Graduate School of Business at Stanford University.

Mr. Pennington is a shareholder of Pinnacle management, which manages Impact Sales, Inc., a grocery broker, and Pinnacle Coffee, a franchisee of seven Tully’s franchised stores. Mr. Pennington serves as a board member of Impact Sales, the grocery broker for Tully’s. Impact Sales received $555,000 in fiscal year 2007 from Tully’s as brokerage commission on grocery sales. He receives no compensation from Impact Sales. Mr. Pennington has no ownership interest in Pinnacle Coffee.

Mr. Pennington and the board of directors have agreed that his initial base salary will be paid at the rate of $290,000 per year. Mr. Pennington and the board compensation committee are in discussion regarding the other terms of Mr. Pennington’s employment. Tully’s expects to enter into an employment agreement with Mr. Pennington.

Mr. Wynne has been with Tully’s since 2005 and has been serving as Controller since July 2006 where he has held responsibilities in accounting, financial planning and analysis, investor relations, and SEC reporting. From December 2004 to September 2005 Mr. Wynne served as corporate assistant controller for Fisher Broadcasting, Inc., a Seattle-based communications company that owns or manages television and radio stations. From January 2001 to December 2004 Mr. Wynne was employed at Tully’s serving most of this time as assistant controller. Mr. Wynne began his career at KPMG, is a CPA, and holds a B.A. in Business Administration from Gonzaga University. The Company expects to enter into an employment arrangement with Mr. Wynne.

The January 15, 2008 press release is attached as an exhibit to this report.

Item 7.01	Regulation FD Disclosure

A copy of our January 15, 2008 press release announcing the resignations of Mr. Buller and Mr. Galvin and appointments of Mr. Pennington and Mr. Wynne is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	John Buller’s resignation letter dated January 11, 2008.

99.1	Press Release, dated January 15, 2008, relating to the resignations of Mr. Buller and Mr. Galvin and the appointments of Mr. Pennington and Mr. Wynne.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: January 17, 2008	By:	/s/ Kristopher S. Galvin
Kristopher S. Galvin
Executive Vice-President and Chief Financial Officer

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